UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2005

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)		78216-6999 (Zip Code)

(210) 828-8484
(Registrant’s telephone
number, including area code)

Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Tesoro Corporation (“Tesoro” or the “Company”) previously reported on Form 8-K dated January 17, 2005 the appointments of William J. Finnerty as Executive Vice President of Operations and Everett D. Lewis as Executive Vice President of Corporate Strategic Planning. In addition, Tesoro reported in the previous report as required by Item 5.02 that the Company would file an amendment to the Form 8-K in the event employment agreements between the Company and Messrs. Finnerty and Lewis were approved by the Company’s Board of Directors. On February 2, 2005, the employment agreements for both Messrs. Finnerty and Lewis were approved by the Board of Directors. The term for each of the employment agreements is for three years beginning on February 2, 2005. The employment agreements provide, among other things, additional compensation and extension of certain benefits for each executive in connection with certain events, including termination of employment following a change of control of the Company and termination of employment under certain other circumstances as more fully described in the employment agreements. The employment agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1     Employment Agreement between the Company and William J. Finnerty dated as of February 2, 2005.

10.2     Employment Agreement between the Company and Everett D. Lewis dated as of February 2, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2005

TESORO CORPORATION
By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
10.1	Employment Agreement between the Company and William J. Finnerty dated as of February 2, 2005.
10.2	Employment Agreement between the Company and Everett D. Lewis dated as of February 2, 2005.

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